Exhibit 99.1

IAC Nominates Tor R. Braham to Board of Directors

Implements Corporate Governance Enhancements

Follows Constructive Engagement with Arkhouse

NEW YORK—APRIL 29, 2025—IAC (NASDAQ: IAC) today announced that it intends to add Tor R. Braham to its Board of Directors in connection with the Company’s 2025 Annual Meeting of Stockholders.

“We look forward to welcoming Tor Braham to the Board,” said Bonnie Hammer, Chair of the Board’s Nominating Committee. “We believe Mr. Braham’s background in technology and capital markets as well as his board service experience will be valuable as IAC continues to execute its strategy.”

Upon his addition to the Board, Mr. Braham is expected to join the Nominating Committee, which will be renamed the Nominating and Corporate Governance Committee.

Mr. Braham’s addition to the IAC Board follows the Company’s constructive engagement with shareholder Arkhouse Management Co. LP. “We’ve enjoyed the open, thoughtful dialogue with IAC and are confident that Tor Braham will be a strong addition to the boardroom as the Company works to create value for all shareholders,” said Gavriel Kahane, Managing Partner at Arkhouse.

In addition to Mr. Braham, the Board has nominated the following eleven candidates for election at the 2025 Annual Meeting: Chelsea Clinton, Barry Diller, Michael D. Eisner, Bonnie S. Hammer, Victor A. Kaufman, Bryan Lourd, David Rosenblatt, Maria Seferian, Alan G. Spoon, Alexander von Furstenberg and Richard Zannino. The candidates for election by the common stockholders will be Mr. Braham, Mr. Spoon, and Mr. Zannino. Mr. Braham and Mr. Zannino were selected for election by the common stockholders in consultation with Arkhouse.

Following the 2025 Annual Meeting, the Board also intends to adopt a director resignation policy for nominees who receive less than a majority of votes cast in uncontested director elections.

About Tor R. Braham

Tor R. Braham has served as a member of the board of directors of A10 Networks 10, Inc. since March 2018. He also served as a director of Viavi Solutions Inc., a network and service enablement and optical coatings company from May 2017 to November 2024. Mr. Braham is also Of Counsel to the law firm of King, Holmes, Paterno and Soriano, LLP. He previously served as a member of the board of directors of Yahoo! Inc., a provider of web services from April 2016 to June 2017, Altaba, Inc., a publicly traded investment company from June 2017 to December 2021, NetApp, Inc., a computer storage and data management company, from September 2013 to March 2016, Sigma Designs, Inc., an integrated circuit provider for the home entertainment market, from June 2014 to August 2016, Live Oak Acquisition Corp from February 2020 to December 2020, and Live Oak Acquisition Corp II, from December 2020 to October 2021. Mr. Braham served as Managing Director and Global Head of Technology Mergers and Acquisitions for Deutsche Bank Securities Inc., an investment bank, from 2004 until November 2012. From 2000 to 2004, he served as Managing Director and Co-Head of West Coast U.S. Technology, Mergers and Acquisitions for Credit Suisse First Boston, an investment bank. Prior to that role, Mr. Braham served as an investment banker with Warburg Dillon Read LLC and as an attorney at Wilson Sonsini Goodrich & Rosati. Mr. Braham holds a J.D. from New York University School of Law and a B.A. from Columbia College.

About IAC

IAC (NASDAQ: IAC) builds companies. We are guided by curiosity, a questioning of the status quo, and a desire to invent or acquire new products and brands. From the single seed that started as IAC over two decades ago have emerged 10 independent, public-traded companies and generations of exceptional leaders. We will always evolve, but our basic principles of financially-disciplined opportunism will never change. IAC is today comprised of category-leading businesses Dotdash Meredith (DDM) and Care.com among others and holds strategic equity positions in businesses across several industries, including MGM Resorts International and Turo Inc. IAC is headquartered in New York City.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the future financial performance of IAC and its businesses, business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters.

Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including the risks and uncertainties described in IAC’s filings with the Securities and Exchange Commission (the “SEC”), including the most recent Annual Report on Form 10-K filed with the SEC on February 28, 2025, and subsequent reports that IAC files with the SEC. Other unknown or unpredictable factors that could also adversely affect IAC's business, financial condition and results of operations may arise from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact Us

IAC Investor Relations

Mark Schneider

(212) 314-7400

IAC Corporate Communications

Valerie Combs

(212) 314-7251

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 http://iac.com

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